                                                                      EXHIBIT 11


                             MEDAPHIS CORPORATION
    COMPUTATION OF PRIMARY AND FULLY DILUTED PRO FORMA EARNINGS PER SHARE
                      THREE MONTHS ENDED MARCH 31, 1996
                    (in thousands, except per share data)



PRIMARY                                               THREE MONTHS ENDED
                                                          MARCH 31,
             DESCRIPTION                               1996         1995
----------------------------------------             -------      --------
Weighted average shares outstanding
  during the period                                   55,635        43,812

Shares issuable upon assumed exercise
  of stock options, less amounts assumed
  repurchased under the treasury stock
  method                                               2,507            -
                                                     -------      --------

Total weighted average common stock
  and common stock equivalents outstanding
  during the period                                   58,142        43,812
                                                     =======      ========

Pro forma net income (loss)                          $13,198      $(11,881)
                                                     =======      ========

Pro forma net income (loss) per common share         $  0.23      $  (0.27)
                                                     =======      ========

FULLY DILUTED                                         THREE MONTHS ENDED
                                                           MARCH 31,
               DESCRIPTION                            1996          1995
--------------------------------------------         -------      --------
Weighted average shares outstanding
  during the period                                   55,635        43,812

Shares issuable upon assumed exercise
  of stock options, less amounts assumed
  repurchased under the treasury stock
  method                                               2,809            -
                                                     -------      --------

Total weighted average common stock
  and common stock equivalents outstanding
  during the period                                   58,444        43,812
                                                     =======      ========

Pro forma net income (loss)                          $13,198      $(11,881)
                                                     =======      ========

Pro forma net income (loss) per common share         $  0.23      $  (0.27)
                                                     =======      ========